                                  ACCESS CORPORATION
                  SCHEDULE II- Valuation and Qualifiying Accounts


Column A                   Column B       Column C           Column D               Column E

                           Balance        Charged to         Charged to             Balance
                           Beginning      Costs and          Other                  End of
Description                of Period      Expenses           Accounts               Period
- ------------------------------------------------------------------------------------------------
Year Ended
April 30, 1995

Deferred Income
Tax Benefit
Valuation
Allowance                  ($2,434,100)        $        0          $     0          ($2,434,100)

Allowance for
Doubtful Accounts           $   17,479         $    4,796          $ 4,175           $   18,100
- ------------------------------------------------------------------------------------------------

Year Ended
April 30, 1994

Deferred Income
Tax Benefit
Valuation
Allowance                  ($2,220,000)        $  214,100          $     0          ($2,434,100)

Allowance for
Doubtful Accounts           $   36,360    (2)  $   13,287    (1)   $ 5,594           $   17,479
- -----------------------------------------------------------------------------------------------
Year Ended
April 30, 1993

Deferred Income
Tax Benefit
Valuation
Allowance                   $        0    (3)  $2,220,000          $     0          ($2,220,000)

Allowance for
Doubtful Accounts           $   50,000    (2)  $    4,562    (1)   $18,292           $   36,360
- -----------------------------------------------------------------------------------------------


(1)  Accounts written off as uncollectable.

(2)  Net change in reserve.

(3) Recorded as part of cumulative effect of change in accounting for income taxes